UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2018

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4040 Broadway, Suite 425, San Antonio, Texas 78209

(Address of principal executive offices)

(210) 998-4035

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

On July 10, 2018, Donnie B. Seay, who had served on the Board of Directors of Camber Energy, Inc. (the “Company”, “Camber”, “we” and “us”) since October 6, 2017, tendered his resignation as a member of the Board of Directors, effective immediately. The resignation was not due to a disagreement with the Company or in connection with any matter relating to the Company’s operations, policies or practices. Mr. Seay served as Chairman of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee at the time of his resignation.

(d)

Also on July 10, 2018, the Board of Directors of the Company, pursuant to the power provided to the Board of Directors by the Company’s Bylaws, appointed Mr. James G. Miller as a member of the Board of Directors of the Company to fill the vacancy created by Mr. Seay’s resignation.

The Board of Directors determined that Mr. Miller was “independent” as defined in Section 803(A) of the NYSE American Company Guide.

Also on July 10, 2018, Mr. Miller was appointed as Chairman of the Company’s Audit Committee and as a member of the Company’s Compensation Committee and Nominating and Corporate Governance Committee and Mr. Fred Zeidman was appointed as the Chairman of the Compensation Committee and the Chairman of the Nominating and Corporate Governance Committee.

Mr. Miller is not a party to any material plan, contract or arrangement (whether or not written) with the Company and there are no arrangements or understandings between Mr. Miller and any other person pursuant to which he was selected to serve as a director of the Company, nor is he a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

There are no family relationships between any director or executive officer of the Company, including, but not limited to Mr. Miller.

Biographical information for Mr. Miller is provided below:

Mr. James G. Miller, Age 69

Mr. Miller is a retired corporate executive, having served as president and CEO of several energy companies. He has previously served on the Board of Directors of companies listed on NYSE, NASDAQ and the Australian Stock Exchange. From 2009 until 2016, Mr. Miller served as a Director of Guardian 8 Holdings. From December 31, 2010 through March 2018, he was a Director of Enerjex Resources, In. (NYSE American), an oil and gas exploration and production company, and chaired the Audit Committee. In March, 2018 Enerjex executed a merger which concluded his Board service.

He also served on the Board of Trustees of The Nature Conservancy, Missouri Chapter, for 16 years and is a past Board Chair.

Mr. Miller holds a BS in Electrical Engineering and an MBA in management from the University of Wisconsin-Madison.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBER ENERGY, INC.

By:	/s/ Robert Schleizer
Name:	Robert Schleizer
Title:	Chief Financial Officer

Date: July 11, 2018